Exhibit 4.1 DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 The following summary describes the securities of Dunkin’ Brands Group, Inc. (“Dunkin’ Brands”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the end of our most recent fiscal year, Dunkin’ Brands had only one class of securities registered pursuant to the Exchange Act: our common stock. Description of Common Stock The following description of our Common Stock is a summary and is qualified in its entirety by reference to our second restated certificate of incorporation (our “Certificate of Incorporation”) and third amended and restated bylaws (our “Bylaws”), which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. For purposes of this description, references to “Dunkin’ Brands,” “we,” “our” and “us” refer only to Dunkin’ Brands Group, Inc. and not to any of its subsidiaries. Authorized Capital Shares. Our authorized capital shares consist of 475,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and 25,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The outstanding shares of our Common Stock are fully paid and nonassessable under the Delaware General Corporation Law. As of the date of the filing of our Annual Report on Form 10-K, there were no shares of Preferred Stock outstanding. Dividend Rights. Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine. Voting Rights. Subject to the rights of any holders of Preferred Stock outstanding at the time, each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise required by certain applicable rules or regulations or by our Certificate of Incorporation or Bylaws, (i) all matters other than the election of directors will be determined by a majority of the votes cast on the matter and (ii) in uncontested elections, directors will be elected only if the number of votes which are cast “for” his or her election exceed the number of votes “against” his or her election. If the number of director nominees is greater than the number of director positions open for election, the election of directors will be determined by a plurality of the votes cast. Liquidation Rights. Upon our liquidation, the holders of our Common Stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Nasdaq Listing. Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “DNKN.” Preferred stock Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in one or more series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends or other distributions on shares of our Common Stock. Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our Common Stock. Under specified circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of our Common Stock and the market value of our Common Stock. Anti-takeover effects of our Certificate of Incorporation and Bylaws Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by our board of directors. These provisions include: Classified Board. Our Certificate of Incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our Certificate of Incorporation also provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently has ten members. Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer or pursuant to a resolution adopted by a majority of our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting. Removal of Directors; Vacancies. Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board of directors. Our Certificate of Incorporation also provides that, other than vacancies created by the removal of a director by stockholders for cause, vacancies on our board of directors and newly created directorships may be filled exclusively by a majority of directors then in office, even if less than a quorum. Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company. Amendments. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our Certificate of Incorporation and Bylaws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to our Certificate of Incorporation and Bylaws could enable a minority of our stockholders to exercise veto power over any such amendments. Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise. Exclusive Forum. Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought on behalf of Dunkin’ Brands, actions against directors, officers and employees for breach of a fiduciary duty, actions against Dunkin’ Brands arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws and other similar actions may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Business Combinations with Interested Stockholders. We have elected in our Certificate of Incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that investment funds affiliated with Bain Capital Partners, LLC, The Carlyle Group and Thomas H. Lee Partners, L.P., who previously held a significant interest in us, and their respective successors and affiliates will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. Limitations on liability and indemnification of officers and directors Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, and our Bylaws provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. Transfer agent and registrar The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219. Its telephone number is (718) 921-8200.